FOR MORE INFORMATION Jonathan Freedman 212.778.8913
For Immediate Release
Jefferies Financial Group Inc. (NYSE: JEF)
June 25, 2025
Jefferies Announces Second Quarter 2025 Financial Results

Q2 Financial Highlights

$ in thousands, except per share amounts	Quarter End		Year-to-Date
	2Q25	2Q24	2025	2024
Net earnings attributable to common shareholders	$88,017	$145,736	$215,955	$295,377
Diluted earnings per common share from continuing operations	$0.40	$0.64	$0.97	$1.34
Return on adjusted tangible shareholders' equity from continuing operations[1]	5.5%	9.1%	6.9%	9.6%
Total net revenues	$1,634,447	$1,656,445	$3,227,466	$3,394,648
Investment banking net revenues[14]	$766,307	$787,386	$1,466,999	$1,514,396
Capital markets net revenues[14]	$704,155	$707,061	$1,402,439	$1,431,339
Asset management net revenues	$154,621	$156,524	$346,336	$429,907
Pre-tax earnings from continuing operations	$134,901	$227,754	$285,966	$447,996
Book value per common share	$49.96	$46.57	$49.96	$46.57
Adjusted tangible book value per fully diluted share[3]	$32.84	$31.27	$32.84	$31.27
Quarterly Cash Dividend
The Jefferies Board of Directors declared a quarterly cash dividend equal to $0.40 per Jefferies common share, payable on August 29, 2025 to record holders of Jefferies common shares on August 18, 2025.
Management Comments
"Net revenues of $1.63 billion for the second quarter reflect a resilient full-service investment banking and capital markets business against a backdrop of significant uncertainty related to U.S. policy and geopolitical events which meaningfully slowed activity levels for the first two months of the quarter. In May, some clarity came to the economy and markets, which began to restore investor confidence, and we experienced a noticeable increase in momentum. Despite the difficult first two months of this period, our quarterly Investment Banking Advisory activity was particularly strong and we believe our momentum and market position continues to strengthen. While nothing is certain, the global economy continues to show remarkable resilience in the face of incredibly significant crosscurrents. Given the strength of our current backlog, overall activity levels and an abundance of discussions with clients around capital formation, strategic opportunities and their need to transact, we are increasingly optimistic about the second half of 2025.
"Despite strong momentum in Advisory and Equities, net earnings attributable to common shareholders of $88 million and return on adjusted tangible shareholders' equity of 5.5% were impacted by lower revenues in Fixed Income, lower activity levels at Jefferies Finance and some modest one-time non-compensation expenses. We expect margins to normalize as the business environment improves and our operating leverage takes effect.
"Investment Banking net revenues from Advisory, Equity underwriting and Debt underwriting totaling $786 million for the second quarter were up 6.4% versus the prior year quarter. Strong performance in Advisory, which was up 61%, largely from continued market share gains, was offset by Equity underwriting net revenues, which were down 51%, consistent with a reduction in deal activity attributable to volatile equity market conditions, particularly in the first two months of the quarter when activity was severely muted. Debt underwriting net revenues were flat for the second quarter compared to the prior year quarter.
"Capital Markets net revenues of $704 million for the second quarter were down slightly versus the prior year quarter. Equities net revenues of $526 million increased 24% from the prior year quarter, as increased global trading volumes and activity levels in corporate derivatives drove strong global performance. Fixed Income net revenues of $178 million decreased 37% from the prior year comparable quarter.
"Asset Management fees and investment return revenues of $71 million for the quarter were up 43% from the prior year quarter, primarily due to improved performance across several strategies."
Richard Handler, CEO, and Brian Friedman, President

1 Jefferies Financial Group

Financial Summary (Unaudited)

$ in thousands	Three Months Ended			Six Months Ended
	May 31, 2025	February 28, 2025	May 31, 2024	May 31, 2025	May 31, 2024
Net revenues by source:
Advisory	$457,860	$397,780	$283,898	$855,640	$622,465
Equity underwriting	122,366	128,520	249,187	250,886	458,490
Debt underwriting	205,363	199,362	205,499	404,725	334,693
Other investment banking[14]	(19,282)	(24,970)	48,802	(44,252)	98,748
Total Investment Banking	766,307	700,692	787,386	1,466,999	1,514,396
Equities[14]	526,244	409,058	422,884	935,302	794,684
Fixed income	177,911	289,226	284,177	467,137	636,655
Total Capital Markets	704,155	698,284	707,061	1,402,439	1,431,339
Total Investment Banking and Capital Markets Net revenues[5]	1,470,462	1,398,976	1,494,447	2,869,438	2,945,735
Asset management fees and revenues[6]	20,766	88,630	16,818	109,396	76,475
Investment return	50,404	(5,634)	32,942	44,770	150,582
Allocated net interest[4]	(19,144)	(17,221)	(16,003)	(36,365)	(31,015)
Other investments, inclusive of net interest[13]	102,595	125,940	122,767	228,535	233,865
Total Asset Management Net revenues	154,621	191,715	156,524	346,336	429,907
Other	9,364	2,328	5,474	11,692	19,006
Total Net revenues by source	$1,634,447	$1,593,019	$1,656,445	$3,227,466	$3,394,648

Non-interest expenses:
Compensation and benefits	$854,839	$841,127	$861,993	$1,695,966	$1,788,864
Compensation ratio[15]	52.3%	52.8%	52.0%	52.5%	52.7%
Non-compensation expenses	$644,707	$600,827	$566,698	$1,245,534	$1,157,788
Non-compensation ratio[15]	39.4%	37.7%	34.2%	38.6%	34.1%
Total Non-interest expenses	$1,499,546	$1,441,954	$1,428,691	$2,941,500	$2,946,652

Net earnings from continuing operations before income taxes	$134,901	$151,065	$227,754	$285,966	$447,996
Income tax expense	$43,506	$14,216	$73,107	$57,722	$129,066
Income tax rate	32.3%	9.4%	32.1%	20.2%	28.8%
Net earnings from continuing operations	$91,395	$136,849	$154,647	$228,244	$318,930
Net earnings (losses) from discontinued operations, net of income taxes	—	—	40	—	(7,851)
Net losses attributable to noncontrolling interests	(7,668)	(6,983)	(4,790)	(14,651)	(12,228)
Preferred stock dividends	11,046	16,039	13,741	26,940	27,930
Net earnings attributable to common shareholders	$88,017	$127,793	$145,736	$215,955	$295,377

2 Jefferies Financial Group

Highlights

Three Months Ended May 31, 2025 Versus May 31, 2024	Six Months Ended May 31, 2025 Versus May 31, 2024
•Net earnings attributable to common shareholders of $88 million, or $0.40 per diluted common share from continuing operations.
•Return on adjusted tangible shareholders' equity from continuing operations[1] of 5.5%.
•We had 206.3 million common shares outstanding and 254.6 million common shares outstanding on a fully diluted basis[2] at May 31, 2025. Our book value per common share was $49.96 and tangible book value per fully diluted share[3] was $32.84.
•Effective tax rate from continuing operations of 32.3% compared to 32.1% for the prior year quarter.

•Net earnings attributable to common shareholders of $216 million, or $0.97 per diluted common share from continuing operations.
•Return on adjusted tangible shareholders' equity from continuing operations[1] of 6.9%.
•Repurchased 0.7 million shares of common stock for $58 million, at an average price of $80.11 per share in connection with net-share settlements related to our equity compensation plans.
•Effective tax rate from continuing operations of 20.2% compared to 28.8% for the prior year period. The lower tax rate reflects the partial resolution of certain state and local tax matters during the first quarter of 2025.

Investment Banking and Capital Markets	Investment Banking and Capital Markets
•Investment Banking net revenues from Advisory, Equity underwriting and Debt underwriting totaling $786 million were 6% higher than the prior year quarter. Other investment banking net revenues were $(19) million, compared to net revenues of $49 million for the prior year quarter in large part due to the prior year quarter including Foursight operating revenues as well as the impact of the gain on sale as Foursight was sold in April 2024, and lower performance from Jefferies Finance.
•Advisory net revenues of $458 million were higher than the prior year quarter, primarily attributable to market share gains and an increase in mergers and acquisitions activity levels across most sectors.
•Underwriting net revenues of $328 million were lower than the prior year quarter, as Debt underwriting was flat and Equity underwriting declined, consistent with the overall industry slowdown attributable to significant uncertainty related to U.S. policy and geopolitical events which meaningfully slowed activity levels.
•Capital Markets net revenues of $704 million were modestly lower compared to the prior year quarter. Equities net revenues increased from the prior year quarter, as results from our global electronic trading and Europe and Asia equity cash businesses significantly increased over the prior year quarter. Additionally, results from our corporate derivatives businesses were also strong. Fixed Income net revenues decreased meaningfully from the prior year quarter as lower global activity levels led to volatility in credit spreads and a difficult trading environment impacting distressed, securitized products and emerging markets businesses.

•Investment Banking net revenues from Advisory, Equity underwriting and Debt underwriting totaling $1.51 billion were 7% higher than the prior year. Other investment banking net revenues were $(44) million, compared to net revenues of $99 million for the prior year period in part due to the prior year period including Foursight operating revenues as well as the impact of the gain on sale as Foursight was sold in April 2024, and lower performance from Jefferies Finance.
•Advisory net revenues of $856 million were higher than the prior year period, primarily attributable to market share gains and an increase in mergers and acquisitions activity levels across all sectors.
•Underwriting net revenues of $656 million were lower than the prior year, as stronger net revenues in Debt underwriting attributable to the increase in transaction activity across most sectors were offset by lower net revenues in Equity underwriting, consistent with the overall industry slowdown attributable to significant uncertainty related to U.S. policy and geopolitical events which meaningfully slowed activity levels.
•Capital Markets net revenues of $1.40 billion were modestly lower compared to the prior year. Equities net revenues were strong for the quarter attributable to continued market share gains and overall increased levels of activity during the period. Fixed Income net revenues decreased meaningfully from the prior year as lower global activity levels led to volatility in credit spreads and a difficult trading environment impacting several businesses, including distressed, municipals, emerging markets, securitized products and corporates.

Asset Management	Asset Management
•Asset Management fees and revenues and investment return of $71 million were higher than the prior year quarter. •Investment return increased due to improved performance across several strategies.
•Asset Management fees and revenues and investment return of $154 million were lower than the prior year.
•Asset management fees and revenues were higher compared to prior year, primarily reflecting higher performance fees on funds managed by us and through our strategic affiliates.
•Investment return decreased, as improved performance across several strategies was offset by a challenging investment environment particularly for several strategies with a long equity bias.

Non-interest Expenses	Non-interest Expenses
•Compensation and benefits expense as a percentage of Net revenues was 52.3%, compared to 52.0% for the prior year quarter.
•Non-compensation expenses were higher primarily due to increased brokerage and clearing fees associated with increased equities trading volumes, business development and higher technology and communication expenses. In addition, non-compensation expenses for the prior year quarter include Foursight activity up through the sale in April 2024.

•Compensation and benefits expense as a percentage of Net revenues was 52.5%, compared to 52.7% for the prior year period.
•Non-compensation expenses were higher primarily due to increased brokerage and clearing fees associated with increased equities trading volumes, business development and higher technology and communication expenses. The current year also includes approximately $17 million in charitable donations, including $10 million to support Los Angeles wildfire relief efforts, while the prior year includes the impact of $27 million in bad debt expenses associated with the shutdown of Weiss Multi-Strategy Advisers. In addition, non-compensation expenses for the prior year quarter include Foursight activity up through the sale in April 2024.

* * * *

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Amounts herein pertaining to May 31, 2025 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three and six months ended May 31, 2025 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC, which we expect to file on or about July 9, 2025.
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” "would," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

4 Jefferies Financial Group

Consolidated Statements of Earnings (Unaudited)

$ in thousands, except per share amounts	Three Months Ended May 31,		Six Months Ended May 31,
	2025	2024	2025	2024
Revenues
Investment banking	$789,269	$738,584	$1,518,779	$1,417,649
Principal transactions	338,507	416,195	745,737	1,056,931
Commissions and other fees	353,233	271,782	641,533	517,325
Asset management fees and revenues	20,076	11,768	105,484	62,140
Interest	878,025	879,727	1,723,196	1,699,216
Other	115,205	198,240	232,450	314,977
Total revenues	2,494,315	2,516,296	4,967,179	5,068,238
Interest expense	859,868	859,851	1,739,713	1,673,590
Net revenues	1,634,447	1,656,445	3,227,466	3,394,648
Non-interest expenses
Compensation and benefits	854,839	861,993	1,695,966	1,788,864
Brokerage and clearing fees	129,745	110,536	239,181	220,206
Underwriting costs	14,525	18,552	32,371	37,036
Technology and communications	146,198	135,238	285,673	272,750
Occupancy and equipment rental	30,711	29,327	60,910	57,480
Business development	80,070	68,630	152,361	126,281
Professional services	77,768	75,493	150,234	153,337
Depreciation and amortization	52,253	49,946	83,241	93,148
Cost of sales	42,961	37,462	84,529	72,133
Other expenses	70,476	41,514	157,034	125,417
Total non-interest expenses	1,499,546	1,428,691	2,941,500	2,946,652
Earnings from continuing operations before income taxes	134,901	227,754	285,966	447,996
Income tax expense	43,506	73,107	57,722	129,066
Net earnings from continuing operations	91,395	154,647	228,244	318,930
Net earnings (losses) from discontinued operations, net of income taxes	—	40	—	(7,851)
Net earnings	91,395	154,687	228,244	311,079
Net losses attributable to noncontrolling interests	(7,668)	(4,790)	(14,651)	(12,228)
Preferred stock dividends	11,046	13,741	26,940	27,930
Net earnings attributable to common shareholders	$88,017	$145,736	$215,955	$295,377

5 Jefferies Financial Group

Financial Data and Metrics (Unaudited)

	Three Months Ended			Six Months Ended
	May 31, 2025	February 28, 2025	May 31, 2024	May 31, 2025	May 31, 2024
Other Data:
Number of trading days	63	61	64	124	125
Number of trading loss days[7]	13	4	1	17	4
Average VaR (in millions)[8]	$11.89	$13.13	$13.36	$12.50	$14.22

In millions, except other data	May 31, 2025	February 28, 2025	May 31, 2024
Financial position:
Total assets	$67,285	$70,219	$63,001
Cash and cash equivalents	11,260	11,176	10,842
Financial instruments owned	25,570	26,087	22,787
Level 3 financial instruments owned[9]	763	781	691
Goodwill and intangible assets, net	2,060	2,038	2,057
Total equity	10,382	10,268	9,952
Total shareholders' equity	10,305	10,204	9,875
Tangible shareholders' equity[10]	8,245	8,166	7,818
Other data and financial ratios:
Leverage ratio[11]	6.5	6.8	6.3
Tangible gross leverage ratio[12]	7.9	8.3	7.8
Number of employees at period end	7,671	7,701	7,611
Number of employees excluding OpNet, Tessellis and Stratos at period end	5,949	5,994	5,635

6 Jefferies Financial Group

Components of Numerators and Denominators for Earnings Per Common Share

$ in thousands, except per share amounts	Three Months Ended May 31,		Six Months Ended May 31,
	2025	2024	2025	2024
Numerator for earnings per common share from continuing operations:
Net earnings from continuing operations	$91,395	$154,647	$228,244	$318,930
Less: Net losses attributable to noncontrolling interests	(7,668)	(3,785)	(14,651)	(10,237)
Allocation of earnings to participating securities	(11,046)	(13,741)	(26,940)	(27,930)
Net earnings from continuing operations attributable to common shareholders for basic earnings per share	$88,017	$144,691	$215,955	$301,237
Net earnings from continuing operations attributable to common shareholders for diluted earnings per share	$88,017	$144,691	$215,955	$301,237

Numerator for earnings per common share from discontinued operations:
Net earnings (losses) from discontinued operations, net of taxes	$—	$40	$—	$(7,851)
Less: Net losses attributable to noncontrolling interests	—	(1,005)	—	(1,991)
Net earnings (losses) from discontinued operations attributable to common shareholders for basic and diluted earnings per share	$—	$1,045	$—	$(5,860)
Net earnings attributable to common shareholders for basic earnings per share	$88,017	$145,736	$215,955	$295,377
Net earnings attributable to common shareholders for diluted earnings per share	$88,017	$145,736	$215,955	$295,377

Denominator for earnings per common share:
Weighted average common shares outstanding	206,254	212,039	206,150	211,787
Weighted average shares of restricted stock outstanding with future service required	(2,248)	(2,329)	(2,276)	(2,366)
Weighted average restricted stock units outstanding with no future service required	11,091	10,261	10,944	10,514
Weighted average basic common shares	215,097	219,971	214,818	219,935
Stock options and other share-based awards	4,262	3,470	4,984	3,124
Senior executive compensation plan restricted stock unit awards	2,538	2,705	2,581	2,528
Weighted average diluted common shares	221,897	226,146	222,383	225,587

Earnings (losses) per common share:
Basic from continuing operations	$0.41	$0.66	$1.01	$1.37
Basic from discontinued operations	—	—	—	(0.03)
Basic	$0.41	$0.66	$1.01	$1.34
Diluted from continuing operations	$0.40	$0.64	$0.97	$1.34
Diluted from discontinued operations	—	—	—	(0.03)
Diluted	$0.40	$0.64	$0.97	$1.31

7 Jefferies Financial Group

Non-GAAP Reconciliations
The following tables reconcile our non-GAAP financial measures to their respective U.S. GAAP financial measures. Management believes such non-GAAP financial measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.
Return on Adjusted Tangible Equity Reconciliation

$ in thousands	Three Months Ended May 31,		Six Months Ended May 31,
	2025	2024	2025	2024
Net earnings attributable to common shareholders (GAAP)	$88,017	$145,736	$215,955	$295,377
Intangible amortization and impairment expense, net of tax	5,824	5,799	13,093	9,946
Adjusted net earnings to common shareholders (non-GAAP)	93,841	151,535	229,048	305,323
Preferred stock dividends	11,046	13,741	26,940	27,930
Adjusted net earnings to total shareholders (non-GAAP)	$104,887	$165,276	$255,988	$333,253

Adjusted net earnings to total shareholders (non-GAAP)[1]	$419,548	$661,104	$511,976	$666,506

Net earnings impact for net (earnings) losses from discontinued operations, net of noncontrolling interests	—	(1,045)	—	5,861
Adjusted net earnings to total shareholders from continuing operations (non-GAAP)	104,887	164,231	255,988	339,114
Adjusted net earnings to total shareholders from continuing operations (non-GAAP)[1]	419,548	656,924	511,976	678,228

	February 28,		November 30,
	2025	2024	2024	2023
Shareholders' equity (GAAP)	$10,204,228	$9,780,097	$10,156,772	$9,709,827
Less: Intangible assets, net and goodwill	(2,037,906)	(2,063,956)	(2,054,310)	(2,044,776)
Less: Deferred tax asset, net	(507,452)	(466,468)	(497,590)	(458,343)
Less: Weighted average impact of dividends and share repurchases	(67,343)	(49,053)	(157,540)	(115,344)
Adjusted tangible shareholders' equity (non-GAAP)	$7,591,527	$7,200,620	$7,447,332	$7,091,364

Return on adjusted tangible shareholders' equity (non-GAAP)[1]	5.5%	9.2%	6.9%	9.4%
Return on adjusted tangible shareholders' equity from continuing operations (non-GAAP)[1]	5.5%	9.1%	6.9%	9.6%

8 Jefferies Financial Group

Adjusted Tangible Book Value and Fully Diluted Shares Outstanding Reconciliation
Reconciliation of book value (shareholders' equity) to adjusted tangible book value and common shares outstanding to fully diluted shares outstanding:

$ in thousands, except per share amounts	May 31, 2025
Book value (GAAP)	$10,305,025
Stock options(1)	114,939
Intangible assets, net and goodwill	(2,060,018)
Adjusted tangible book value (non-GAAP)	$8,359,946

Common shares outstanding (GAAP)	206,272
Preferred shares	27,563
Restricted stock units ("RSUs")	14,099
Stock options(1)	5,064
Other	1,566
Adjusted fully diluted shares outstanding (non-GAAP)(2)	254,564

Book value per common share outstanding	$49.96
Adjusted tangible book value per fully diluted share outstanding (non-GAAP)	$32.84

(1)
Stock options added to book value are equal to the total number of stock options outstanding as of May 31, 2025 of 5.1 million multiplied by the weighted average exercise price of $22.69 on May 31, 2025.

(2)
Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans until the performance period is complete. Fully diluted shares outstanding also include all stock options and the impact of convertible preferred shares if-converted to common shares.

9 Jefferies Financial Group

Notes
1.Return on adjusted tangible shareholders' equity and Return on adjusted tangible shareholders' equity from continuing operations represent non-GAAP financial measures and are based on full year or annualized amounts. Refer to schedule on page 8 for a reconciliation to U.S. GAAP amounts.
2.Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as common shares outstanding plus preferred shares, restricted stock units, stock options and other shares. Refer to schedule on page 9 for a reconciliation to U.S. GAAP amounts.
3.Adjusted tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value (a non-GAAP financial measure) divided by shares outstanding on a fully diluted basis (a non-GAAP financial measure). Refer to schedule on page 9 for a reconciliation to U.S. GAAP amounts.
4.Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to present direct Asset Management revenues. We believe that aggregating Allocated net interest would obscure the revenue results by including an amount that is unique to our credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
5.Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
6.Asset management fees and revenues include management and performance fees from funds and accounts managed by us as well as our share of fees received by affiliated asset management companies with which we have revenue and profit share arrangements, as well as earnings on our ownership interest in affiliated asset managers.
7.Number of trading loss days is calculated based on trading activities in our Investment Banking and Capital Markets and Asset Management business segments, excluding certain Other investments.
8.VaR estimates the potential loss in value of trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended November 30, 2024.
9.Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.
10.Tangible shareholders' equity (a non-GAAP financial measure) is defined as shareholders' equity less Intangible assets and goodwill. We believe that tangible shareholders' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible shareholders' equity, making these ratios meaningful for investors.
11.Leverage ratio equals total assets divided by total equity.
12.Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and intangible assets divided by tangible shareholders' equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.
13.Beginning in fiscal 2024, we now refer to "Merchant banking" as “Other investments” in our Asset Management reportable segment.
14.Beginning in the fourth quarter of 2024, revenues from corporate equity derivative transactions historically included within Other investment banking net revenues were reclassified to Equities net revenues as the underlying business has matured and has started to generate meaningful revenues. Prior year amounts have been revised to conform to this reclassification change to the current year reporting.
15.Compensation ratio equals total compensation expense divided by total net revenues. Non-compensation ratio equals total non-compensation expense divided by total net revenues.

10 Jefferies Financial Group